UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2008

CHATSWORTH DATA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51308	98-0427221
(Commission File Number)	(IRS Employer Identification No.)

321 South Boston Avenue, Suite 218, Tulsa, OK 74103
(Address of Principal Executive Offices) (Zip Code)

(918) 645-3701
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment Three to Revolving Credit Agreement

Effective September 30, 2008, Chatsworth Data Corporation (the “Subsidiary”), a wholly-owned subsidiary of the Company, entered into a third amendment (the “Third Amendment”) to its Revolving Credit Agreement (the “Agreement”) with Bank of Oklahoma, N.A. (“BOK”), dated December 31, 2006. The Agreement originally expired November 30, 2007 and was amended and extended to February 28, 2008 by a first amendment to the Agreement, and amended by a second amendment effective as of February 28, 2008 extending the term of the Agreement to February 28, 2009, when all amounts outstanding are due and payable. The Third Amendment provides for a reduction in the amount of the credit facility from a maximum of $3.0 million to a maximum of $1,050,000. The Agreement is subject to a borrowing base agreement and is secured by all accounts receivable and inventory of the Subsidiary. All advances bear interest at prime plus 2% and are payable monthly in arrears. The Agreement provides for a standby fee of 2% of the unused portion of the facility.

The Agreement includes customary affirmative and negative covenants, including limitations on the Subsidiary’s creation of new indebtedness and restrictions on engaging in certain transactions, entering into operating leases and providing guaranties to other parties. The Agreement also provides, beginning on July 31, 2008, for the Subsidiary to maintain minimum net capital, in accordance with GAAP, of $1,250,000, and provides for the maintenance of a funded debt to EBITDA ratio and fixed charge coverage ratio. The Agreement is subject to customary events of default. Upon the occurrence of an event of default, the obligation to make further advances under the revolving credit facility will terminate and BOK may declare the outstanding amounts payable under the Agreement due and payable. The Company is a guarantor of the Subsidiary’s obligations under the Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Registrant incorporates herein by reference the discussion set forth in Item 1.01 of this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

10.1	Amendment Three to Revolving Credit Agreement
10.2	Promissory Note of Chatsworth Data Corporation to Bank of Oklahoma, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chatsworth Data Solutions, Inc.

Date: October 6, 2008	By:	/s/ Sid L. Anderson
Sid L. Anderson
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendment Three to Revolving Credit Agreement
10.2*	Promissory Note of Chatsworth Data Corporation to Bank of Oklahoma, N.A.

* Filed herewith.